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             INVESTMENT MANAGEMENT AND ADMINISTRATION AGREEMENT

         Agreement made as of July 18, 1997, between BARTLETT CAPITAL TRUST, a Massachusetts business trust ("Trust"), and BARTLETT & CO. ("Bartlett"), an Ohio corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Contract").

                                  RECITALS

         (1) The Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and offers for public sale distinct series of shares of beneficial interest, each corresponding to a distinct portfolio; and

         (2) The Trust desires to retain Bartlett as investment adviser and administrator to furnish certain administrative, investment advisory and portfolio management services to the Trust and its Bartlett Value International Fund series, Bartlett Basic Value Fund series, Bartlett Europe Fund series, and to such other series that the parties may hereafter designate ("Series"), and Bartlett is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Trust hereby appoints Bartlett as investment adviser and administrator of the Trust and each Series for the period and on the terms set forth in this Contract. Bartlett accepts such appointment and agrees to render the services set forth herein for the compensation herein provided.

         2.      Duties as Investment Adviser.

                 (a) Subject to the supervision of and any guidelines adopted by the Trust's Board of Trustees (the "Board"), Bartlett will provide a continuous investment program for each Series, including investment research and management with respect to all securities and investments and cash equivalents in each Series.





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Bartlett will determine from time to time what securities investments will be purchased, retained or sold by each Series, and will be responsible for placing purchase and sell orders for the securities investments and for other related transactions. Bartlett will provide services under this Contract in accordance with each Series' investment objective, policies and restrictions as stated in the Trust's currently effective registration statement under the Securities Act of 1933, as amended, and the 1940 Act ("Registration Statement"), and any amendments or supplements thereto.

                 (b) Bartlett agrees that, in placing orders with brokers and dealers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of any Series, Bartlett may, in its discretion, purchase and sell portfolio securities through brokers who provide the Series with research, analysis, advice and similar services, and Bartlett may pay to those brokers, in return for brokerage and research services, a higher commission than may be charged by other brokers, subject to Bartlett's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of Bartlett to such Series and its other clients and that the total commissions paid by such Series will be reasonable in relation to the benefits to the Series over the long term. In no instance will portfolio securities be purchased from or sold to Bartlett, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. Bartlett, or any affiliated person thereof, may act as broker in connection with transactions in portfolio securities on behalf of a Series, provided that such actions are in compliance with the federal securities laws and the rules and regulations thereunder, including Section 17(e) of the 1940 Act and Rule 17e-1 thereunder. Whenever Bartlett simultaneously places orders to purchase or sell the same security on behalf of a Series and one or more other accounts advised by Bartlett, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Trust recognizes that in some cases this procedure may adversely affect the results obtained for the Series.





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                 (c) Bartlett will oversee the maintenance of all books and records with respect to the securities transactions of each Series, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Bartlett hereby agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

                 (d) Bartlett will oversee the computation of the net asset value and the net income of each Series as described in the Registration Statement or as more frequently requested by the Board.

                 (e) The Trust hereby authorizes Bartlett and any entity or person associated with Bartlett which is a member of a national securities exchange to effect any transaction on such exchange for the account of any Series, which transaction is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation by Bartlett or any person or entity associated with Bartlett for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

         3. Duties as Administrator. Bartlett will administer the affairs of the Trust and each Series subject to the supervision of the Board and the following understandings:

                 (a) Bartlett will supervise all aspects of the operations of the Trust and each Series, including the oversight of transfer agency, custodial and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust and each Series.

                 (b)      Bartlett will provide the Trust and each Series





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with such corporate, administrative and clerical personnel (including officers of the Trust) and services as are reasonably deemed necessary or advisable by the Board, including the maintenance of certain books and records of the Trust and each Series.

                 (c) Bartlett will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of the Trust's Registration Statement, proxy material, tax returns and required reports to each Series' shareholders and the Securities and Exchange Commission ("SEC") and other appropriate federal or state regulatory authorities.

                 (d) Bartlett will provide the Trust and each Series with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities and similar items.

                 (e) Bartlett will provide the Board on a regular basis with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of Bartlett.

         4. Further Duties. In all matters relating to the performance of this Contract, Bartlett will act in conformity with the Declaration of Trust, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder and all other applicable federal and state laws and regulations.

         5. Delegation of Bartlett's Duties as Investment Adviser and Administrator. With respect to any Series, Bartlett may enter into one or more contracts ("Sub-Advisory or Sub-Administration Contract") with a sub-adviser or sub-administrator in which Bartlett delegates to such sub-adviser or sub-administrator any or all its duties specified in Paragraphs 2 and 3 of this Contract, provided that each Sub-Advisory or Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all of the duties and conditions to which Bartlett is subject by





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Paragraphs 2, 3 and 4 of this Contract, and further provided that each
Sub-Advisory or Sub-Administration Contract meets all of the requirements of the 1940 Act and rules thereunder.

         6. Services Not Exclusive. The services furnished by Bartlett hereunder are not to be deemed exclusive and Bartlett shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Bartlett, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         7.      Expenses.

                 (a) During the terms of this Contract, each Series will bear all expenses not specifically assumed by Bartlett, incurred in its operations and the offering of its shares.

                 (b) Expenses borne by each Series will include but not be limited to the following (or each Series' proportionate share of the following): (i) the cost (including brokerage commissions) of securities purchased or sold by the Series and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of a Series by Bartlett under this Contract; (iii) expenses of organizing the Trust and any Series; (iv) filing fees and expenses relating to the registration and qualification of a Series' shares under federal and/or state securities laws and maintaining such registrations and qualifications; (v) fees and salaries payable to the Trust's Trustees and officers who are not interested persons of the Trust or Bartlett; (vi) all expenses incurred in connection with the Trustees' services, including travel expenses; (vii) taxes (including any income or franchise taxes) and governmental fees; (viii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Trust or Series for violation of any law; (x) legal, accounting and auditing expenses, including legal





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fees of special counsel for those Trustees of the Trust who are not interested persons of the Trust; (xi) charges of custodians, transfer agents and other agents; (xii) expenses of setting in type and printing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders; (xiii) costs of mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials to existing shareholders; (xiv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, agents and shareholders) incurred by the Trust or a Series; (xv) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any Committees thereof;
(xvii) the cost of investment company literature and other publications provided by the Trust to its Trustees and officers; and (xviii) costs of mailing, stationery and communications equipment.

                 (c) The Trust or a Series may pay directly any expense incurred by it in its normal operations and, if any such payment is consented to by Bartlett and acknowledged as otherwise payable by Bartlett pursuant to this Contract, the Series may reduce the fee payable to Bartlett pursuant to Paragraph 8 hereof by such amount. To the extent that such deductions exceed the fee payable to Bartlett on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates. Bartlett may also directly pay any expense of the Trust or a Series if such payment is consented to by Bartlett and acknowledged as otherwise payable by Bartlett pursuant to this Contract.

                 (d) Bartlett will assume the cost of any compensation for services paid to the Trust and to those Trustees who are interested persons of the Trust.

         8.      Compensation.





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                 (a)      For the services provided and the expenses assumed
pursuant to this Contract, with respect to a Series, the Trust will pay to Bartlett a fee, computed daily and paid monthly, at the annual rate set forth in Schedule A, together with a schedule showing the manner in which the fee was computed.

                 (b) The fee shall be computed daily and paid monthly to Bartlett on or before the last business day of the next succeeding calendar month.

                 (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

         9. Limitation of Liability of Bartlett. Bartlett shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Series or the Trust in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of Bartlett, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to any Series or the Trust or acting with respect to any business of such Series or the Trust, to be rendering such service to or acting solely for the Series or the Trust and not as an officer, director, employee or agent or one under the control or direction of Bartlett, even though paid by Bartlett.

         10. Limitation of Liability to Assets of Trust or Series. The obligations of the Trust hereunder shall not be personally binding upon any of the trustees, nominees, officers, agents or employees of the Trust, or the shareholders of any Series to which this Contract relates, but shall bind only the assets of the Trust or such Series as set forth in its Declaration of Trust, as amended. Bartlett agrees that, in asserting any rights or claims under this Contract, it shall look only to such assets in





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settlement of any such right or claim.  Notice is hereby provided that the
Trust's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. The execution and delivery of this Contract by an officer of the Trust has been authorized by the trustees of the Trust and the shareholders of each Series to which this Contract relates. Such authorization and execution and delivery shall not be deemed to have been made by any trustee, shareholder or officer individually or to impose any personal liability upon them.



         11.     Duration and Termination.

                 (a) This Contract shall become effective upon the date written above provided that, with respect to any Series to which this Contract relates, this Contract shall not take effect unless it first has been approved by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the holders of a majority of that Series' outstanding voting securities.

                 (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and (ii) by the Board or with respect to any given Series by vote of the holders of a majority of the outstanding voting securities of such Series.

                 (c) Notwithstanding the foregoing, with respect to any Series to which this Contract relates, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of the holders of a majority of the outstanding voting securities of such Series on sixty days'





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written notice to Bartlett or by Bartlett at any time, without the payment of any penalty, on sixty days' written notice to the Trust. Termination of this Contract with respect to any given Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Series. This Contract will automatically terminate in the event of its assignment.

         12. Use of Name. The Trust and Bartlett acknowledge that all rights to the name "Bartlett" belong to Bartlett and that the Trust is being granted a limited license to use such word in its name or in any Series' name. In the event that Bartlett ceases to be the investment adviser to the Trust, the Trust's right to use the name "Bartlett" shall automatically cease on the thirtieth (30th) day following the termination of this Contract. The right to use the name may also be withdrawn by Bartlett during the term of this Contract upon thirty (30) days' written notice by Bartlett to the Trust. Nothing contained herein shall impair or diminish in any respect Bartlett's right to use the name "Bartlett" in the name of or in connection with any other business enterprises with which Bartlett is or may become associated. There is no charge to the Trust for the right to use this name.

         13. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract as to any given Series shall be effective until approved by the Board, including a majority of its independent trustees, cast in person at a meeting called for the purpose of voting on such approval, and, if required by the 1940 Act, by the vote of the holders of a majority of the outstanding voting securities of the Series to which the amendment relates.

         14. Governing Law. This Contract shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.





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         15.     Miscellaneous.  The captions in this Contract are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities,"
"interested person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is replaced by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.





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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

Attest:                           BARTLETT CAPITAL TRUST



/s/ THOMAS A. STEELE              By:  /s/ DALE H. RABINER
-------------------------             -------------------------------------

Attest:                           BARTLETT & CO.



/s/ DALE H. RABINER               By:  /s/ THOMAS A. STEELE
-------------------------             -------------------------------------





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                                   SCHEDULE A


Bartlett Europe Fund: The Trust shall pay Bartlett a fee, computed daily and paid monthly, at the annual rate of 1.00% of Europe Fund's average daily net assets, depending whether any fee waiver arrangements are in place for Europe Fund.

For the period ending July 31, 1998, Bartlett agrees to waive a portion or all of its fees to the extent that Europe Fund's total expenses for its Class A shares exceeds 1.75% of the average daily net assets of such class.

Bartlett Basic Value Fund: The Trust shall pay Bartlett a fee, computed daily and paid monthly, at the annual rate of 0.75% of Basic Value Fund's average daily net assets, depending whether any fee waiver arrangements are in place for Basic Value Fund.

For the period ending July 31, 1998, Bartlett agrees to waive a portion or all of its fees to the extent that Basic Value Fund's total expenses for its Class A shares exceeds 1.15% of the average daily net assets of such class.

Bartlett Value International Fund: The Trust shall pay Bartlett a fee, computed daily and paid monthly, at the annual rate of 1.25% of Value International Fund's average daily net assets, depending whether any fee waiver arrangements are in place for Value International Fund.

For the period ending July 31, 1998, Bartlett agrees to waive a portion or all of its fees to the extent that Value International Fund's total expenses for its Class A shares exceeds 1.80% of the average daily net assets of such class.





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